Exhibit 4.6.2

Amended and Restated Agency
Agreement

Reuters Group PLC
as Issuer and Guarantor

and

Reuters Finance PLC
as Issuer

and

Citibank, N.A.
as Agent

and

Citigroup Global Markets Deutschland AG & CO. KGaA
as Paying Agent

and

Citicorp Trustee Company Limited
as Trustee

£1,000,000,000
Euro Medium Term Note Programme

9 June 2006

THIS AGREEMENT is made on 9 June 2006

BETWEEN:

(1)	REUTERS GROUP PLC, of The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP (an “Issuer”);

(2)	REUTERS FINANCE PLC, of The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP (an “Issuer”, and together with Reuters Group PLC, the “Issuers”);

(3)	CITIBANK, N.A., of 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Agent”, which expression shall include any successor agent appointed in accordance with clause 20);

(4)
CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG & CO. KGaA, of Reuterweg 16, 60323 Frankfurt am Main (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agent appointed in accordance with clause 20 and “Paying Agent” shall mean any of the Paying Agents); and

(5)
CITICORP TRUSTEE COMPANY LIMITED, of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall include all persons for the time being the trustee or the trustees of the Trust Deed).

WHEREAS:

(A)
Reuters Group PLC established a euro medium term note programme (the “Programme”), in connection with which, the Issuer and certain Agents entered into an agency agreement dated 16 December 1998, as amended and restated by an amended and restated agency agreement dated 30 March 2001 (together, the “Agency Agreement”).

(B)
By resolutions of its Board of Directors, dated 24 October 2003 and of a duly authorised committee of such Board of Directors dated 6 November 2003, Reuters Finance PLC has resolved to join the Programme as an Issuer.

(C)
By a resolution of its Board of Directors, dated 21 October 2003, Reuters Group PLC (in such capacity, the “Guarantor”) has resolved to unconditionally and irrevocably guarantee pursuant to the terms of the Guarantee the issue of any Notes by Reuters Finance PLC under the Programme.

(D)	The parties hereto have agreed to make certain modifications to the Agency Agreement.

(E)
This Agreement amends and restates the Agency Agreement. Any Notes issued under the Programme on or after the date hereof shall (subject as provided in the next sentence) be issued pursuant to this Agreement. This does not affect any Notes issued under the programme prior to the date of this Agreement or any Notes issued on or after the date of this Agreement which are consolidated and form a single series with Notes issued prior to the date of this Agreement, all of which will be subject to the Agency Agreement.

(F)
Notes may be issued on a listed or unlisted basis. The Issuers have made an application to the Financial Services Authority in its capacity as UK Listing Authority (the “UK Listing Authority”) for Notes issued under the Programme to be admitted to the official list maintained by the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) for such Notes to be admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market for listed securities. Notes may also be listed, traded and/or quoted on such other further listing authority or authorities, stock exchange or stock exchanges and/or quotation system or systems as the relevant Issuer and the relevant Dealer(s) may agree or may be unlisted.

(G)	The parties hereto wish to record certain arrangements which they have made in relation to the Notes to be issued under the Programme.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

(1)
Words and expressions defined in the Programme Agreement, the Trust Deed or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated.

(2)	Without prejudice to the foregoing:

“Calculation Agency Agreement” in relation to any Series of Notes means an agreement in or substantially in the form of Schedule 1;

“Calculation Agent” means, in relation to the Notes of any Series, the person appointed as calculation agent in relation to the Notes by the relevant Issuer pursuant to the provisions of a Calculation Agency Agreement (or any other agreement) and shall include any successor calculation agent appointed in respect of the Notes;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 to the Trust Deed or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of the Trust Deed;

“Coupon” means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a)
if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Section A of Part V of Schedule 2 to the Trust Deed or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(b)
if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Section B of Part V of Schedule 2 to the Trust Deed or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(c)
if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where the context so permits, the Talonholders and references to “relevant Couponholders” shall, in relation to the Notes of any Series, be construed as references to the holder or holders of one or more Coupons appertaining to the Notes of such Series;

“Definitive Note” means, a definitive Note issued, or as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) in exchange for either a Temporary Global Note or a Permanent Global Note (all as indicated in the applicable Final Terms), such definitive Note being in the form or substantially in the form set out in Part III of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee, and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant authority or authorities, incorporating the Conditions by reference (where applicable to the Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

“Distribution Compliance Period” has the meaning given to such term in Regulation S under the Securities Act;

“Dual Currency Interest Note” means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Dual Currency Note” means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

“Dual Currency Redemption Note” means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer may agree, as indicated in the applicable Final Terms;

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

“Final Terms” has the meaning set out in the Programme Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Global Note” means a Temporary Global Note and/or a Permanent Global Note;

“Index Linked Interest Note” means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Index Linked Note” means an Index Linked Interest Note and/or an Index Linked Redemption Amount Note, as applicable;

“Index Linked Redemption Amount Note” means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Maturity Date” means the day on which a Note is expressed to be redeemable;

“Permanent Global Note” means a global note in the form or substantially in the form set out in Part II of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) and these presents either in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes or on issue;

“Programme” means the Euro Medium Term Note Programme for the issue of Notes established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the amended and restated programme agreement of even date herewith between the Issuers, the Guarantor and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating, modifying or restating such agreement;

“Put Notice” means a notice in the form set out in Schedule 2;

“Receipt” means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of Schedule 2 to the Trust Deed or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

“Receiptholders” means the several persons who are for the time being holders of the Receipts and references to “relevant Receiptholders” shall, in relation to the Notes of any Series, be construed as references to the holder or holders of one or more Receipts appertaining to the Notes of such Series;

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Agent or as specified in the applicable Final Terms;

“Relevant Date” has the meaning set out in Condition 7;

“Securities Act” means the United States Securities Act 1933, as amended;

“Series” means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series”, “Series of Notes” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means any company which is for the tine being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain, as amended) of an Issuer or the Guarantor, as the case may be;

“Talonholders” means the several persons who are for the time being holders of the Talons and references to “relevant Talonholders” shall, in relation to the Notes of any Series, be construed as references to the holder or holders of one or more Talons appertaining to the Notes of such Series;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part VI of Schedule 2 to the Trust Deed or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

“Temporary Global Note” means a global note in the form or substantially in the form set out in Part 1 of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) and the Trust Deed;

“the London Stock Exchange” means the London Stock Exchange plc and any successor thereto;

“Tranche” means all Notes which are identical in all respects (including as to listing and admission to trading);

“Trust Deed” means the Trust Deed dated the date hereof made between the Issuers, the Guarantor and the Trustee, by which the Notes will be constituted; and

“Zero Coupon Note” means a Note on which no interest is payable.

(3)
Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other gender; and words denoting persons only shall include firms and corporations and vice versa.

(4)	All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

(5)
For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders” and “Talons” shall be construed accordingly.

(6)
All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuers under this Agreement shall have the meaning set out in Condition 5(f).

(7)
All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes).

(8)
In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

(9)
All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Trust Deed, the Procedures Memorandum, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

(10)
Any references herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuers, the Guarantor (if applicable), the Trustee and the Agent.

(11)	Any references to Notes shall, unless the context otherwise requires, include any Global Note(s) representing such Notes

(12)
As used herein, in relation to any Notes which are to have a “listing” or be “listed” on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange.

2.	APPOINTMENT OF AGENT AND PAYING AGENTS

(1)
The Agent is hereby appointed, and the Agent hereby agrees to act, as agent of the Issuers and the Guarantor (and, for the purposes of sub-clause (4) below, the Trustee,) upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)	completing, authenticating and delivering Global Notes and (if required) completing, authenticating and delivering Definitive Notes;

(b)
exchanging Temporary Global Notes for Permanent Global Notes and/or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes and making all notations on such Temporary Global Notes required in accordance with their terms;

(c)
exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes and making all notations on such Permanent Global Notes required in accordance with their terms;

(d)	paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

(e)	exchanging Talons for Coupons in accordance with the Conditions;

(f)	determining the end of the Distribution Compliance Period applicable to each Tranche in accordance with clause 5 below;

(g)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(h)	arranging on behalf of and at the expense of the Issuers (and, if applicable, the Guarantor) for notices to be communicated to the Noteholders in accordance with the Conditions;

(i)
preparing and sending monthly reports, if required, to the Bank of England and ensuring that, as directed by the Issuers (or, if applicable, the Guarantor), all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(j)
subject to the Procedures Memorandum, submitting to the relevant authority or authorities such number of copies of each Final Terms which relates to Notes which are to be listed as the relevant authority or authorities may reasonably require;

(k)	acting as Calculation Agent in respect of Notes where named as such in the relevant Final Terms;

(l)	sending a copy of each Final Terms to the other Paying Agents; and

(m)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(2)
Each Paying Agent is hereby appointed as paying agent of the Issuers and the Guarantor (and, for the purposes of sub-clause (4) below, the Trustee), upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(3)	The obligations of the Paying Agents under this Agreement are several and not joint.

(4)	At any time after an Event of Default or a Potential Event of Default shall have occurred the Trustee may:

(a)	by notice in writing to the relevant Issuer, the Guarantor (if applicable), the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to this Agreement:

(i)
to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Trustee’s liability under any provisions of this Agreement shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed relating to the relative Notes and available for such purpose) and thereafter to hold all Notes, Receipts, Coupons and Talons and all sums, documents and records held by them in respect of the Notes, Receipts, Coupons and Talons on behalf of the Trustee; or

(ii)
to deliver up all Notes, Receipts, Coupons and Talons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or the relevant other Paying Agent is obliged not to release by any law or regulation; and

(b)
by notice in writing to the relevant Issuer and, if applicable, the Guarantor, require it to make all subsequent payments in respect of the Notes, Receipts, Coupons and Talons to or to the order of the Trustee and not to the Agent; with effect from the issue of any such notice to the relevant Issuer and, if applicable, the Guarantor, and unless and until such notice is withdrawn the proviso to sub-clause (B) of clause 2 of the Trust Deed shall cease to have effect.

At such time as the Trustee shall be satisfied that no Event of Default or Potential Event of Default is continuing the Trustee shall by notice in writing to the relevant Issuer, the Guarantor (if applicable), the Agent and the other Paying Agents pursuant to this

Agreement withdraw any notice given pursuant to this clause whereupon any such notice shall cease to apply.

In such circumstances the Trustee shall not be responsible for supervising the proceedings or acts of the Agent and the other Paying Agents.

3.	ISSUE OF GLOBAL NOTES

(1)
Subject to sub-clause 6(7) below, following receipt of a faxed copy of the Final Terms signed by the relevant Issuer, the relevant Issuer hereby authorises the Agent and the Agent hereby agrees to take the steps required of the Agent in the Procedures Memorandum.

(2)
For the purpose of sub-clause (1), the Agent will, inter alia, on behalf of the relevant Issuer if specified in the applicable Final Terms that a Temporary Global Note will initially represent the Tranche of Notes:

(a)	prepare a Temporary Global Note by attaching a copy of the applicable Final Terms to a copy of the applicable master Temporary Global Note;

(b)	authenticate such Temporary Global Note in accordance with the provisions of the Trust Deed;

(c)
deliver such Temporary Global Note to the specified common depositary of Euroclear and/or Clearstream, Luxembourg against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer (i) in the case of an issue of Notes not subscribed pursuant to a Subscription Agreement, to credit the Notes represented by such Temporary Global Note to the Agent’s distribution account, and (ii) in the case of an issue of Notes subscribed pursuant to a Subscription Agreement, to hold the Notes represented by such Temporary Global Note to the relevant Issuer’s order; and

(d)
unless the relevant Issuer otherwise directs, to ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISIN) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least expiry of the applicable Distribution Compliance Period of such Tranche.

(3)
For the purpose of sub-clause (1), the Agent will, inter alia, on behalf of the relevant Issuer if specified in the applicable Final Terms that a Permanent Global Note will represent the Notes on issue:

(a)	in the case of the first Tranche of any Series of Notes, prepare a Permanent Global Note by attaching a copy of the applicable Final Terms to a copy of the master Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, authenticate such Permanent Global Note in accordance with the provisions of the Trust Deed;

(c)
in the case of the first Tranche of any Series of Notes, deliver such Permanent Global Note to the specified common depositary of Euroclear and/or Clearstream, Luxembourg against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear and Clearstream, Luxembourg and instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer (i) in the case of an issue of Notes not subscribed pursuant to a Subscription Agreement, to credit the Notes represented by such Permanent Global Note to the Agent’s distribution account, and (ii) in the case of an issue of Notes subscribed pursuant to a Subscription Agreement, to hold the Notes represented by such Permanent Global Note to the relevant Issuer’s order;

(d)
in any other case attach a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and instruct Euroclear or Clearstream Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer (i) in the case of an issue of Notes not subscribed pursuant to a Subscription Agreement, to credit the Notes the subject of the applicable Final Terms to the Agent’s distribution account, and (ii) in the case of an issue of Notes subscribed pursuant to a Subscription Agreement, to hold the Notes the subject of the applicable Final Terms to the relevant Issuer’s order; and

(e)
unless the relevant Issuer otherwise directs, ensure that the Notes of each Tranche are assigned as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to the Notes of any other Tranche of the same Series until at least expiry of the applicable Distribution Compliance Period of such Tranche.

4.	EXCHANGE OF GLOBAL NOTES

(1)
The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg. On or after the Exchange Date, the Agent shall deliver, upon notice from Euroclear and Clearstream, Luxembourg, a Permanent Global Note or Definitive Notes, as the case may be, in accordance with the terms of the Temporary Global Note.

(2)	Where a Temporary Global Note is to be exchanged for a Permanent Global Note, the Agent is hereby authorised by the relevant Issuer and instructed:

(a)
in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the master Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(c)
in the case of the first Tranche of any Series of Notes, to deliver such Permanent Global Note to the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Global Note in the relevant spaces in Schedule Two of both the Temporary Global Note and the Permanent Global Note; and

(d)	in any other case, to attach a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and to enter details of any exchange in whole or part as aforesaid.

(3)	Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Agent is hereby authorised by the relevant Issuer and instructed:

(a)	to authenticate such Definitive Notes in accordance with the provisions of this Agreement; and

(b)	to deliver such Definitive Notes to or to the order of Euroclear and/or Clearstream, Luxembourg.

(4)
Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or upon any exchange of all or a portion of an interest in a Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Global Note shall be endorsed by the Agent or on its behalf to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Global Note. Until exchange in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits under this Agreement as the holder of Definitive Notes, Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Conditions. The Agent is hereby authorised on behalf of the relevant Issuer (a) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the nominal amount represented thereby and, in either case, to sign in the relevant space on the relevant Global Note recording such exchange and reduction or increase and (b) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.

(5)
The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of such Global Note to be exchanged in connection therewith. The relevant Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this clause.

5.	DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

(1)
In the case of a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(2)
In the case of a Tranche in respect of which there is more than one Dealer but which is not issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.

(3)
In the case of a Tranche issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(4)
Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, Euroclear, Clearstream, Luxembourg and the relevant Dealer or Lead Manager, as the case may be.

6.	TERMS OF ISSUE

(1)	The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement, the Trust Deed and the relevant Global Note.

(2)
Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 3 the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, clause 18(7) as sufficient instructions and authority of the relevant Issuer for the Agent to act in accordance with clause 3.

(3)
In the event that a person who has signed on behalf of the relevant Issuer any Note not yet issued but held by the Agent in accordance with clause 3 ceases to be authorised as described in clause 18(7), the Agent shall (unless the relevant Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the relevant Issuer. Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

(4)
Unless otherwise agreed in writing between the relevant Issuer and the Agent, each Note credited to the Agent’s distribution account with Euroclear or Clearstream, Luxembourg following delivery of a Temporary Global Note to a common depositary pursuant to clause 3(c)(i) shall be held to the order of the relevant Issuer.

(5)
If the Agent pays an amount (the “Advance”) to the relevant Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the relevant Issuer, the relevant Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the relevant Issuer).

(6)
Except in the case of issues where the Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer. The Agent shall notify the relevant Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the relevant Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note.

(7)	The Agent shall only be required to perform its obligations under clause 3 or sub-clause 4(2) above if it holds:

(a)
a master Temporary Global Note for Sterling denominated Notes and a master Temporary Global Note for non-sterling denominated Notes, each duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing a Temporary Global Note in accordance with clause 3 above; and

(b)
a master Permanent Global Note for Sterling denominated Notes and a master Permanent Global Note for non-sterling denominated Notes, each duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing a Permanent Global Note in accordance with sub-clause 4(2) above.

(8)	The Agent will provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg.

7.	PAYMENTS

(1)
The relevant Issuer or, if applicable, the Guarantor will, before 10.00 a.m. (local time in the relevant financial centre of the payment or London time, in the case of a Payment in euro), on each date on which any payment in respect of any Note becomes due, transfer for value on such date to an account specified by the Agent such amount in the relevant currency in immediately available and freely transferable funds as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the relevant Issuer may agree.

(2)
The relevant Issuer or, if applicable, the Guarantor will ensure that no later than 10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to sub-clause (1), the Agent shall receive an irrevocable payment confirmation by tested telex or authenticated SWIFT message from the paying bank of the relevant Issuer of its intention to make such payment.

For the purposes of this clause “Business Day” means a day which is both:

(a)	a day on which commercial banks and foreign exchange markets settle payments in London and any other place specified in the applicable Final Terms as an Additional Business Centre: and

(b)
either (i) in relation to a payment to be made in a Specified Currency other than Euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London, and any Additional Business Centre and which, if the Specified Currency is Australian Dollars, shall be Sydney) or (ii) in relation to any sum payable in euro, a clay on which the Trans European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

(3)
The Agent shall ensure that payments of both principal and interest in respect of a Temporary Global Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Note) has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

(4)
Subject to the Agent being satisfied in its discretion that payment will be duly made as provided in sub-clause (1) above or subject to the full amount of such payment being made to the Agent, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer and the Guarantor (if applicable) in the manner provided in the Conditions. If any payment provided for in sub-clause (1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(5)
If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to sub-clause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments.

(6)
Without prejudice to sub-clauses (4) and (5), if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the relevant Issuer (or, if applicable, the Guarantor) will, in addition to paying amounts due under sub-clause (1), pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

(7)
The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

(8)
Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

(9)
If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Note is presented for the purpose of making such payment shall make a record of such Shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made. Further, in the event of such Shortfall, the Agent shall notify the Trustee of such Shortfall.

8.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES

(1)
The Agent shall, unless otherwise specified in the applicable Final Terms, act as Calculation Agent and shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.

(2)
The Agent shall not be responsible to the relevant Issuer, the Guarantor (if applicable), the Trustee or to any third party (except in the event of negligence, default or bad faith of the Agent, as the case may be) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(3)
The Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the Guarantor (if applicable), the Trustee, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

(4)
The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5)
If the Agent at any time defaults in its obligation to determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall forthwith notify the relevant Issuer, the Guarantor (if applicable), the Trustee and the other Paying Agents of such fact.

(6)
Determinations with regard to Notes (including, without limitation, Index Linked Notes and Dual Currency Notes) shall be made by the Agent or such other Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms. Unless otherwise agreed between the relevant Issuer and the relevant Dealer or unless the Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1 to this Agreement.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

(1)
If the relevant Issuer or, if applicable, the Guarantor is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the relevant Issuer shall give notice thereof to the Agent and the Trustee as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement and the Agent shall comply with such requirement.

(2)
If any Paying Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, other than arising under sub-clause (1) above or by virtue of the relevant holder failing to perform any certification or other requirement in respect of its Notes, it shall give notice thereof to the relevant Issuer and the Agent as soon as it becomes aware of such compulsion to withhold or deduct.

10.	DUTIES OF THE PAYING AGENTS IN CONNECTION WITH EARLY REDEMPTION

(1)
If the relevant Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the relevant Issuer shall give notice of such decision to the Agent and the Trustee not less than 15 days before the date on which the relevant Issuer will give notice to the Noteholders in accordance with the Conditions of such redemption in order to enable the Agent to undertake its obligations herein and in the Conditions.

(2)
If some only of the Notes are to be redeemed on such date, the Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Conditions but shall give the relevant Issuer and the Trustee reasonable notice of the time and place proposed for such drawing and the relevant Issuer and the Trustee shall be entitled to send representatives to attend such drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear and Clearstream, Luxembourg, all in accordance with the Conditions.

(3)
The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions. The Agent will also notify the other Paying Agents and the Trustee of any date fixed for redemption of any Notes.

(4)
Each Paying Agent will keep a stock of Put Notices and will make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Receipts, Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the relevant Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the relevant Issuer and the Trustee.

11.	RECEIPT AND PUBLICATION OF NOTICES AND VOTING

(1)
Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions the Agent shall forward a copy thereof to the relevant Issuer, the Guarantor (if applicable) and the Trustee.

(2)
On behalf of and at the request and expense of the relevant Issuer or, if applicable, the Guarantor, the Agent shall cause to be published all notices required to be given by the relevant Issuer, the Guarantor (if applicable) or the Trustee to the Noteholders in accordance with the Conditions.

(3)
Each Paying Agent shall, at the request of any Noteholder, issue voting certificates and/or block voting instructions in a form and manner which complies with the provisions of Schedule 3 to the Trust Deed (except that it shall not be required to issue the same less than 48 hours before the time fixed for any meeting or adjourned meeting of the Noteholders) and shall forthwith give to the relevant Issuer, the Guarantor (if applicable) and the Trustee, by telex or by facsimile transmission, notice of any revocation of or amendment to any block voting instruction. Each Paying Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall deliver to the relevant Issuer at its registered office (or such other place as the Trustee shall have designated or approved for the purpose), not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting. Forms for this purpose shall be made available to the Agent by the Trustee at the expense of the relevant Issuer or, if applicable, the Guarantor, for distribution to the other Paying Agents.

12.	CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS

(1)
All Notes which are redeemed, all Global Notes which are exchanged in full, all Receipts and Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. In addition, all Notes which are purchased by or on behalf of the relevant Issuer, or any of its Subsidiaries and are surrendered to a Paying Agent for cancellation, together (in the case of Definitive Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered. Each of the other Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the order of the Agent.

(2)	A certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b)	the number of Notes cancelled together (in the case of Notes in definitive form) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(c)	the aggregate amount paid in respect of interest on the Notes;

(d)	the total number by maturity date of Receipts, Coupons and Talons so cancelled;

(e)	(in the case of Definitive Notes) the serial numbers of such Notes; and

(f)	such other information as the relevant Issuer is required to give to the Trustee under clause 6 of the Trust Deed,

shall be given to the relevant Issuer and the Trustee by the Agent (after receipt of a written request from the relevant Issuer or Trustee) as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.

(3)
The Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and, forthwith upon destruction, furnish the relevant Issuer and the Trustee with a certificate of the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(4)
Without prejudice to the obligations of the Agent pursuant to sub-clause (2), the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than the total number by maturity of Coupons, except those which have been replaced pursuant to Condition 11) and of their redemption, purchase by or on behalf of the relevant Issuer or, if applicable, the Guarantor or any of their respective Subsidiaries and cancellation, payment or exchange (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the total number by maturity of Coupons of that maturity still remaining unpaid or unexchanged. The Agent shall at all reasonable times make such record available to the relevant Issuer, the Guarantor (if applicable), the Trustee and any persons authorised by either of them for inspection and for the taking of copies thereof or extracts therefrom.

(5)	All records and certificates made or given pursuant to this clause and clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

13.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

(1)
Each Issuer will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(2)
The Agent will, subject to and in accordance with the Conditions and the following provisions of this clause, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3)
In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4)
The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until it is satisfied after making proper enquiries that the relevant Note, Receipt, Coupon or Talon has not been presented for payment or redemption to the Trustee, the relevant Issuer or another Paying Agent and the claimant therefor shall have:

(a)	paid such costs and expenses as may be incurred in connection therewith;

(b)	furnished it with such evidence and indemnity as the relevant Issuer may reasonably require; and

(c)	in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Agent.

(5)
The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this clause and shall furnish the relevant Issuer and the Trustee with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the relevant Issuer in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the relevant Issuer and the Trustee with a destruction certificate containing the information specified in sub-clause 12(3).

(6)
The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the relevant Issuer, the Trustee and the other Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this clause, the Agent shall also notify the Trustee and the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7)
The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the relevant Issuer, the Guarantor (if applicable), the Trustee and any persons authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom.

(8)
Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the other Paying Agents for payment, the Agent or, as the case may be, the relevant other Paying Agent shall immediately send notice thereof to the relevant Issuer, the Trustee and the other Paying Agents.

14.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

Each Issuer shall supply, and the Paying Agents shall hold available for inspection at their specified offices during normal business hours, copies of all documents required to be so available by the Trust Deed and the Conditions of any Notes or the rules of any relevant Stock Exchange (or any other relevant authority).

15.	COMMISSIONS AND EXPENSES

(1)
The relevant Issuer or, if applicable, the Guarantor, agrees to pay to the Agent such fees and commissions as the relevant Issuer, the Guarantor (if applicable) and the Agent shall separately agree in respect of the services of the Agent and the other Paying Agents hereunder together with any expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Agent and the other Paying Agents in connection with their said services. No Paying Agent shall be required to expend any money unless it is satisfied that it will receive reimbursement thereof in a reasonable time.

(2)
The Agent will make payment of the fees and commissions due hereunder to the other Paying Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the relevant Issuer or, if applicable, the Guarantor. Neither the relevant Issuer nor, if applicable, the Guarantor shall not be responsible for any such payment or reimbursement by the Agent to the other Paying Agents.

16.	INDEMNITY

(1)
The relevant Issuer shall indemnify (and, if applicable, the Guarantor agrees so to indemnify) the Agent and each of the other Paying Agents against any losses, liabilities, costs, claims, actions, demands or expenses (together, “Losses”) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, “Expenses”) paid or incurred in disputing or defending any Losses) which it may incur or which may be made against the Agent or any other Paying Agent as a result of or in connection with its appointment or the exercise of its powers and duties hereunder except for any Losses and Expenses resulting from its own wilful default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

(2)
Each Paying Agent shall severally indemnify the relevant Issuer and, if applicable, the Guarantor against any Losses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any Losses) which the relevant Issuer or, if applicable, the Guarantor may incur or which may be made against the relevant Issuer or, if applicable, the Guarantor as a result of the wilful default, negligence or bad faith of that Paying Agent or that of its officers or employees or any of them, or breach by it of the terms of this Agreement.

(3)	The provisions of this clause and clause 15 shall survive the resignation or removal of any of the Paying Agents or the termination or expiry of this Agreement.

17.	REPAYMENT BY THE AGENT

Upon the relevant Issuer or, if applicable, the Guarantor being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on demand pay to the relevant Issuer or, if applicable, the Guarantor sums equivalent to any amounts paid to it by the relevant Issuer or, if applicable, the Guarantor for the purposes of such payments.

18.	CONDITIONS OF APPOINTMENT

(1)	Each Paying Agent shall be entitled to deal with money paid to it by the relevant Issuer or, if applicable, the Guarantor for the purpose of this Agreement in the same manner as other money paid to a banker by its customers (and, for the avoidance of doubt, need not segregate sums held by it hereunder from other monies except as required by law) except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)	as provided in sub-clause (2) below; and

(c)	that it shall not be liable to account to the relevant Issuer or, if applicable, the Guarantor for any interest thereon.

(2)
In acting hereunder and in connection with the Notes, the Agent and the other Paying Agents shall act solely as agents of the relevant Issuer and, if applicable, the Guarantor (or, in the circumstances described in clause 2(4) above, the Trustee) and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons.

(3)
The Agent and the other Paying Agents hereby undertake to the relevant Issuer and, if applicable, the Guarantor and the Trustee to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into this Agreement, the Trust Deed or the Notes against the Agent and the other Paying Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

(4)
The Agent may consult with legal and other professional advisers and shall be protected and shall incur no liability in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5)
Each of the Agent and the other Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the relevant Issuer or, if applicable, the Guarantor or any other Paying Agent or, for the purposes of clause 2(4), the Trustee or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Issuer or, if applicable, the Guarantor or any other Paying Agent or, for the purposes of clause 2(4), the Trustee.

(6)
Any of the Agent and the other Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant other Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the relevant Issuer or, if applicable, the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the relevant Issuer or, if applicable, the Guarantor as freely as if the Agent or the relevant other Paying Agent, as the case may be, were not appointed hereunder.

(7)
Each of the Issuers shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

(8)
Except as ordered by a court of competent jurisdiction or as required by law and subject as provided in the next sentence, the relevant Issuer, the Trustee, the Agent and any other Paying Agent shall (subject as set out below) be entitled to deem and treat the bearer of any Note, Receipt, Coupon or Talon as the absolute owner thereof (whether or not such Note, Receipt, Coupon or Talon shall be overdue and notwithstanding any notice to the contrary or any notation of ownership or writing thereon or notice of any previous loss or theft thereof) for the purpose of making payment thereon and for all other purposes and shall not be liable for so doing. For so long as any of the Notes is represented by a Global Note held on behalf of Clearstream, Luxembourg and/or Euroclear, each person (other than Clearstream, Luxembourg or Euroclear) who is for the time being shown in the records of Clearstream, Luxembourg or Euroclear as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Clearstream, Luxembourg or Euroclear as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be and be treated by the relevant Issuer, the Guarantor (if applicable), the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, the Guarantor (if applicable), the Trustee, the Agent and the other Paying Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note (and the expressions “Noteholder”, “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and/or Clearstream, Luxembourg, as the case may be.

(9)	The Issuers shall forthwith give notice to the Agent of any change of the Trustee.

(10)
The amount of the Programme may be increased by the Issuers in accordance with the procedure set out in the Programme Agreement. Upon any such increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to such increased amount.

19.	COMMUNICATION BETWEEN THE PARTIES

All communications relating to this Agreement between the relevant Issuer, the Guarantor (if applicable), the Trustee and any of the Paying Agents or between the Paying Agents themselves shall be made through the Agent.

20.	CHANGES IN AGENT AND OTHER PAYING AGENTS

(1)
The Issuers agree that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the relevant Issuer or the Guarantor (if applicable) as provided herein:

(a)
so long as any Notes are listed on any Stock Exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (which may be the Agent) with a specified office in such place as may be required by the rules and regulations of such Stock Exchange or other relevant authority; and

(b)	there will at all times be a Paying Agent (which may be the Agent) with a specified office in a city approved by the Trustee in continental Europe; and

(c)	there will at all times be an Agent; and

(d)
if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive is introduced, the relevant Issuer will ensure that it maintains a Paying

Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law.

In addition, the relevant Issuer and the Guarantor (if applicable) shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in sub-clause (5) below), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Trustee and to the Noteholders in accordance with the Conditions.

(2)
The Agent may (subject as provided in sub-clause (4) below) at any time resign as Agent by giving at least 45 days’ written notice to the Issuers and the Trustee of such intention on its part, specifying the date on which its desired resignation shall become effective.

(3)
The Agent may (subject as provided in sub-clause (4) below) be removed at any time by the Issuers on at least 45 days’ notice to the Agent and to the Trustee by the filing with it of an instrument in writing signed on behalf of the Issuers specifying such removal and the date when it shall become effective.

(4)
Any resignation under sub-clauses (2) or (7) or removal under sub-clauses (3) or (5) shall only take effect upon the appointment by the Issuers as hereinafter provided, of a successor Agent or, as the case may be, successor Paying Agent approved by the Trustee and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under clause 22. The Issuers agree with the Agent and the Trustee that if, by the day falling ten days before the expiry of any notice under sub-clause (2) or (7), the Issuers have not appointed a successor Agent, or, as the case may be, successor Paying Agent, then the Agent shall be entitled, on behalf of the Issuers, to appoint as a successor Agent or, as the case may be, successor Paying Agent in its place a reputable financial institution of good standing which the Issuers and the Trustee shall approve (such approval not to be unreasonably withheld or delayed).

(5)
In case at any time the Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing approved by the Trustee, may be appointed by the Issuers by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 22 the Agent so superseded shall cease to be the Agent hereunder.

(6)
Subject to sub-clause (1), the Issuers may, after prior consultation with the Agent and the Trustee, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further or other Paying Agents by giving to the Agent and the Trustee and to the relevant further or other Paying Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency of the other Paying Agent).

(7)
Subject to sub-clause (1), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Issuers, the Trustee and the Agent at least 45 days’ written notice to that effect.

(8)	Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a)	shall forthwith transfer all moneys held by it hereunder and, if applicable, the records referred to in clauses 12(4) and 13(7) to the successor Agent hereunder;

(b)
shall be entitled to the payment by the relevant Issuer or, if applicable, the Guarantor of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of clause 15; and

(c)	shall continue to be entitled to the benefit of the indemnity provided for in clause 16(1).

(9)
Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

21.	MERGER AND CONSOLIDATION

Any corporation into which the Agent or any other Paying Agent may be merged or converted, or any corporation with which the Paying Agent or any of the other Paying Agents may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or any of the other Paying Agents shall be a party, or any corporation to which the Agent or any of the other Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any other Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, other Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise reasonably required by the Issuers, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such other Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuers and the Trustee by the relevant Agent or other Paying Agent.

22.	NOTIFICATION OF CHANGES TO PAYING AGENTS

Following receipt of notice of resignation from the Agent or any other Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, other Paying Agent, the Agent (on behalf of and at the expense of the Issuers) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

23.	CHANGE OF SPECIFIED OFFICE

If the Agent or any other Paying Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Issuers and the Trustee thereto) give to the Issuers, the Trustee and (if applicable) the Agent written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuers) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the other relevant Paying Agent, as the case may be, is to terminate pursuant to clause 20 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

24.	NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)
if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgement of receipt is received (in the case of facsimile).

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

25.	TAXES AND STAMP DUTIES

The Issuers jointly and severally agree to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

26.	AMENDMENTS

This Agreement may be amended in writing by agreement between the Issuers, the Trustee, the Agent and the other Paying Agents, but without the consent of any Noteholder, Receiptholder or Couponholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may mutually deem necessary or desirable and which shall not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders. The Issuers, the Trustee and the Agent may also agree any modification pursuant to Condition 15.

27.	DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

29.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

This Agreement is governed by, and shall be construed in accordance with, the laws of England.

30.	COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SCHEDULE 1

FORM OF CALCULATION AGENCY AGREEMENT

Dated [                       ]

[REUTERS GROUP PLC/
REUTERS FINANCE PLC

EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on [  ]

BETWEEN:

(1)
[REUTERS GROUP PLC, of The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP] [REUTERS FINANCE PLC, of The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP][1]  (the “Issuer”);

(2)	[REUTERS GROUP PLC, of The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP (the “Guarantor”)][2] ;

(3)	[ ], of [ ], (the “Calculation Agent”, which expression shall include its successor or successors for the time being as calculation agent hereunder); and

(4)	CITICORP TRUSTEE COMPANY LIMITED, of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”).

WHEREAS:

(A)
The Issuer [and the Guarantor][2] [has/have][1] entered into an Amended and Restated Programme Agreement with the Dealers named therein dated [SIGNING DATE], under which the Issuer may issue Euro Medium Term Notes (“Notes”) with an aggregate nominal amount of up to £1,000,000,000 (or its equivalent in other currencies).

(B)
The Notes will be constituted by a trust deed dated [●] 2006 (such Trust Deed as modified and/or supplemented and/or restated from time to time) between the Issuer, [the Guarantor,] the Trustee and others.

NOW IT IS HEREBY AGREED that:

1.	APPOINTMENT OF THE CALCULATION AGENT

The Issuer hereby appoints [                  ] as Calculation Agent in respect of each Series of Notes described in the Schedule hereto (the “Relevant Notes”) for the purposes set out in clause 2 below, all upon the provisions hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

2.	DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the “Conditions”) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.

3.	EXPENSES

[To be agreed at the time of appointment.]

4.	INDEMNITY

(1)
The Issuer shall indemnify [(and failing the Issuer so indemnifying, the Guarantor agrees so to indemnify)][2] the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (together, “Losses”) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, “Expenses”) paid or

[1]	Delete as appropriate

[2]	Delete where the Issuer is Reuters Group PLC

incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses and Expenses resulting from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

(2)
The Calculation Agent shall indemnify the Issuer [and the Guarantor][2] against any losses, liabilities, costs, claims, actions or demands which the Issuer [or the Guarantor][2] may incur or which may be made against the Issuer [or the Guarantor][2] as a result of the default, negligence or bad faith of the Calculation Agent or that of its officers or employees or any of them, or breach by it of the terms of this Agreement.

5.	CONDITIONS OF APPOINTMENT

(1)
In acting hereunder and in connection with the Relevant Notes the Calculation Agent shall not act as agent of the Issuer [and the Guarantor][2] and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons”, respectively).

(2)
In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.

(3)
The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(4)
The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer [or the Guarantor][2] or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer [or the Guarantor][2].

(5)
The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons or Talons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer [or the Guarantor][2] and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or in connection with any other obligations of the Issuer [or the Guarantor][2] as freely as if the Calculation Agent were not appointed hereunder.

6.	TERMINATION OF APPOINTMENT

(1)
The Issuer may, with the prior written approval of the Trustee, terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a)
no such notice relating to the termination of appointment of the Calculation Agent shall take effect until a new Calculation Agent approved by the Trustee has been appointed on terms approved by the Trustee;

(b)	such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and

(c)	notice shall be given in accordance with the Conditions, to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

(2)	Notwithstanding the provisions of sub-clause (1) above, if at any time:

(a)
the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement,

the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with the Conditions as soon as practicable thereafter.

(3)
The termination of the appointment pursuant to sub-clause (1) or (2) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4)
The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer and the Trustee at least 90 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with the Conditions.

(5)
Notwithstanding the provisions of sub-clauses (1), (2) and (4) above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under sub-clause 6(1) or 6(4), the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer and the Trustee shall approve (such approval not to be unreasonably withheld or delayed).

(6)	Upon its resignation or removal becoming effective, the Calculation Agent:

(a)	shall be entitled to payment by the Issuer of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of clause 3; and

(b)	shall continue to be entitled to the benefit of the indemnity provided for in clause 4(1).

(7)	Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers,

trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

(8)
Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer and the Trustee, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer, the Trustee and the Agent.

7.	NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)
if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgement of receipt is received (in the case of facsimile).

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

8.	DESCRIPTIVE HEADINGS AND COUNTERPARTS

(1)	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(2)
This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

9.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

This Agreement is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series number	Issue Date	Maturity Date	Title and Nominal Amount	Annotation by Calculation Agent/lssuer

[REUTERS GROUP PLC
The Reuters Building
South Colonnade
Canary Wharf
London
E14 5EP

Telephone:	020 7543 2218
Telefax No:	020 7542 6868
Attention:	General Counsel]

By:

[REUTERS FINANCE PLC
The Reuters Building
South Colonnade
Canary Wharf
London
E14 5EP

Telephone:	020 7543 2218
Telefax No:	020 7542 6868
Attention:	General Counsel]

By:

[Name of Calculation Agent]
[Address of Calculation Agent]

Telephone No:	[ ]
Telefax No:	[ ]
Attention:	[ ]

By:

CITICORP TRUSTEE COMPANY LIMITED
Citigroup Centre
Canada Square
Canary Wharf
London
E14 5LB

Telephone No:	020 7500 5742
Telefax No:	020 7500 5248
Attention:	Agency and Trust

By:

SCHEDULE 2

FORM OF PUT NOTICE

[REUTERS GROUP PLC/REUTERS FINANCE PLC]
[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the “Notes”) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition 6(d) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of ___________

bearing the following serial numbers:

____________________________________________________

____________________________________________________

____________________________________________________

If the Notes referred to above are to be returned (1) to the undersigned under clause 10(4) of the Agency Agreement, if not tendered by or on behalf of Euroclear/Clearstream, Luxembourg/any other clearing system they should be returned by post to:

_____________________

_____________________

_____________________

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account/transfer to the following Clearing System account] (2):

Bank:                              _________________________________

Branch Address:              _________________________________

Account Number:             _________________________________

Clearing system:              _________________________________

Signature of holder:           _________________________________

Duly authorised on behalf of [             ]

[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons ______________________(3)

Received by:                    _________________________________

[Signature and stamp of Paying Agent]

At its office at:                  _________________________________

On:                                 _________________________________

Notes

(1)
The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(2)	Delete as applicable.

(3)	Only relevant for Fixed Rate Notes (which are not also Index Linked Redemption Amount Notes) in definitive form

N.B.
The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed and, if the Notes which are the subject of this Put Notice are represented by a Global Note, this Put Notice is accompanied by evidence from either Euroclear or Clearstream, Luxembourg of the holder’s entitlement to the Notes and that the holder’s account with Euroclear or Clearstream, Luxembourg in which such Notes are held has been blocked. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 10(4) of the Agency Agreement.

SIGNATORIES

The Issuers

REUTERS GROUP PLC
The Reuters Building
South Colonnade
Canary Wharf
London
E14 5EP

Telephone:	020 7542 2218
Telefax No:	020 7542 6848
Attention:	General Counsel

By:	/s/ DAVID GRIGSON

REUTERS FINANCE PLC
The Reuters Building
South Colonnade
Canary Wharf
London
E14 5EP

Telephone:	020 7542 2218
Telefax No:	020 7542 6848
Attention:	General Counsel

By:	/s/ ROSEMARY MARTIN

The Guarantor

REUTERS GROUP PLC
The Reuters Building
South Colonnade
Canary Wharf
London
E14 5EP

Telephone:	020 7542 2218
Telefax No:	020 7542 6848
Attention:	General Counsel

By:	/s/ DAVID GRIGSON

The Agent

CITIBANK, N.A.
21st Floor
Citigroup Centre
Canada Square
Canary Wharf
London
E14 5LB

Telephone:	020 7508 3831
Telefax:	020 7508 3875
Attention:	MTN Issuance Desk

By:	/s/ DAVID MARES

The other Paying Agent

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG & CO. KGaA
Reuterweg 16
60323 Frankfurt am Main

Telephone:	00 49 69 1366 1256
Telefax:	00 49 69 1366 1429
Attention:	Global Transaction Services
Germany Agency and Trust Department

By:	/s/ SIEGFRIED ROOS

The Trustee

CITICORP TRUSTEE COMPANY LIMITED
Citigroup Centre
Canada Square
Canary Wharf
London
E14 5LB

Telephone No:	020 7500 5742
Telefax No:	020 7500 5248
Attention:	Agency and Trust

By:	/s/ DAVID MARES